John Hancock Code of Ethics

January 1, 2008

(Revised September 17, 2020)

This is the Code of Ethics for the following:

John Hancock Investment Management, LLC and
John Hancock Variable Trust Advisers, LLC, LLC

(each, a “John Hancock Adviser”)

and

John Hancock Investment Management
Distributors, LLC

John Hancock Distributors, LLC,
each open-end fund, closed-end fund, and exchange traded
fund advised by a John Hancock Adviser
(the “John Hancock Affiliated Funds”),

(together, called “John Hancock”)

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Introduction

John Hancock is required by law to adopt a Code of Ethics. The purpose of a Code of Ethics is to ensure that companies and their Covered Persons comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence entrusted in us by demonstrating that at John Hancock, client interests come first.

The Code of Ethics (the Code) that follows represents a balancing of important interests. On the one hand, as registered investment advisers, the John Hancock Advisers owe a duty of undivided loyalty to their clients and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in John Hancock. On the other hand, the John Hancock Advisers do not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or that are immaterial to investment decisions affecting the John Hancock Advisers’ clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Covered Persons owe a fiduciary duty to John Hancock clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting John Hancock client portfolios or taking unfair advantage of the relationship John Hancock employees have to John Hancock clients.

The Code contains specific rules prohibiting defined types of conflicts. Since every potential conflict cannot be anticipated by the Code, it also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any Covered Person who is in doubt about the applicability of the Code in a given situation seek a determination from Chief Compliance Officer (CCO), designee, or the Code of Ethics Administration Group about the propriety of the conduct in advance.

It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that John Hancock renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.

It should be emphasized that adherence to this policy is a fundamental condition of employment at John Hancock. Every Covered Person is expected to adhere to the requirements of the Code despite any inconvenience that may be involved. Any Covered Person failing to do so may be subject to disciplinary action, including financial penalties and termination of employment as determined by the CCO, designee, or Ethics Oversight Committee.

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Standards of Business Conduct

Each Covered Person with in the John Hancock organization is responsible for maintaining the very highest ethical standards when conducting our business.

This means that you must at all times:

●	Place the interests of clients first. You have a fiduciary duty at all times to place the interests of our clients and fund investors first.
●	Conduct all personal trading in full compliance with this Code. All of your personal securities transactions must be conducted consistent with the provisions of the Code that apply to you and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.
●	Avoid taking inappropriate advantage of your position at John Hancock. You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients’ accounts or fund investors.
●	Maintain confidentiality of our clients and John Hancock. You must treat as confidential any information concerning the identity of security holdings and financial circumstances of clients or fund investors.
●	Comply with applicable Federal Securities Laws. You must comply with all applicable federal Securities Laws.
●	Report any violation of the Code. You must promptly report any violation of the Code that comes to your attention to the CCO (or designee) of your company.

It is essential that you understand and comply with the general principles, noted above, in letter and in spirit as no set of rules can anticipate every possible problem or conflict situation. Failure to comply with the general principles and the provisions of the Code may result in disciplinary action, including termination of employment.

Applicability and Scope

Individuals subject to this policy will be notified by the CCO, designee, or the Code of Ethics Administration Group. Generally, if you meet the requirements listed below, you are deemed an Access Person1 and this Code applies to you2:

●	a director, officer or other Supervised Person of a John Hancock Adviser;
●	an interested director, officer or Access Person of John Hancock Investment Management Distributors, LLC, John Hancock Distributors, LLC, or a John Hancock open-end or closed-end fund registered under the 1940 Act and are advised by a John Hancock Adviser;[3]
●	an employee of Manulife Financial Corporation (MFC) or its subsidiaries who

1 See the Definitions section and contact a member of the Office of the CCO with any questions.

2 Access Persons of John Hancock GA Mortgage Trust that are personnel of John Hancock Investment Management, LLC are covered by this Code.

3 Disinterested Trustees of John Hancock open-end and closed-end funds registered under the 1940 Act and advised by a John Hancock Adviser are subject to a separate Code of Ethics adopted by the Board of Trustees.

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participates in making recommendations for, or receives information about, portfolio trades or holdings of the John Hancock Affiliated Funds.[4]

Access Levels

The requirements of this policy will differ depending on your Access Level category. There are three categories for persons covered by the Code, taking into account position, duties and access to information regarding fund portfolio trades.5 You will receive notification as to your particular category, based on the Code of Ethics Administration Group’s understanding of your current role in coordination with the Office of the CCO. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify the CCO, designee, or the Code of Ethics Administration Group.

Please note: If a specific Code provision (examples: personal investing restriction or limitations, pre-clearance obligation, or reporting obligation, etc.) applies to the Access Person, it also applies to all Securities and Brokerage Accounts over which the Access Person has Beneficial Ownership.

Access Level 1

A person who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or account.

Examples (may include but are not limited to):

●	Portfolio Managers
●	Analysts
●	Traders

Access Level 2

A person who, in connection with his/her regular functions or duties, has regular access to nonpublic information regarding any clients’ purchase or sale of securities, nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund(s), is involved in making securities recommendations to clients, or has regular access to such recommendations that are nonpublic.

Examples (may include but are not limited to):

●	Office of the CCO

4 The preceding excludes John Hancock Asset Management (U.S.) and John Hancock Asset Management (N.A.) each of whom have adopted their own Code of Ethics in accordance with Rule 204A-1 under the Advisers Act.

5 The Code of Ethics Administration Group, CCO (or designee) may modify the requirements of this Code for those John Hancock Associates whose covered status is expected not to exceed 90 days (for instance contractors, co-ops and interns) or in instances where a person is subject to another Code of Ethics or fiduciary duty and where the modification is not otherwise specifically prohibited by law. In reliance on an SEC no-action letter, the Code of Ethics Administration Group or CCO (or designee) may include in the definition of “John Hancock Associate” any person of a John Hancock Affiliate who is engaged, directly or indirectly in John Hancock’s investment advisory activities.

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●	Fund Administration
●	Investment Management Services
●	Technology Resources Personnel (as designated)
●	Legal Staff
●	Marketing (as designated)

Access Level 3

A person who, in connection with his/her regular functions or duties, has periodic access to nonpublic information regarding any clients’ purchase or sale of securities or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Funds.

Examples (may include but are not limited to):

●	Marketing (as designated)
●	Product Development
●	E-Commerce
●	Corporate Publishing
●	Technology Resources Personnel (as designated)

Overview of Rules for All Access Persons

This policy contains rules regarding your obligations to comply with federal Securities Laws and John Hancock’s standards of conduct. Access Persons are responsible for complying with the personal trading restrictions and obligations of their access designation level including: Brokerage Account disclosure, personal trading restrictions, pre-clearance requirements, disclosure requirements, and various reporting and certification requirements.

Brokerage Account Disclosure

You must use the automated compliance reporting system (“Star Compliance”), to disclose all Brokerage Accounts that have the capability to hold Reportable Securities including all Brokerage Accounts:

●	of your own; regardless of what is currently held in the account,
●	of your spouse, Significant Other, minor children or family members sharing the same household (Household Family Member),
●	over which you have discretion or give advice or information, and/or
●	in which your Household Family Member have Beneficial Ownership, or the opportunity to directly or indirectly profit or share in any profit derived from a Reportable Securities transaction.

Brokerage Account Examples (non-exclusive list)
You need to report:

●	Brokerage Accounts
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●	John Hancock 401(k) accounts
●	MFC Global Share Ownership Plan (GSOP)
●	Solium accounts (some if they hold reportable securities including options on MFC securities)
●	Self-directed IRA accounts
●	Custodial accounts
●	Mutual fund accounts*
●	College investment plans 529s*
●	401(k)/403(b) accounts*
●	Dividend reinvestment program or dividend reinvestment plan (DRIP)
●	Registered Retirement Savings Plan (RRSP/RESP/TFSA)
●	Stock Purchase accounts

*if they have the capability to hold John Hancock Affiliated Funds

Employee Compensation Instruments (non-exclusive list)

You need to report:

●	John Hancock 401(k)
●	MFC Global Share Ownership Plan (GSOP)
●	Options acquired from MFC (only MFC Solium account options that are granted)
●	Public company employer as part of employee compensation
●	Sole discretion accounts
●	Accounts holding John Hancock Affiliated Funds
●	Certain Manulife Pension Plans (RPS, RRSP)

You are not responsible for reporting:

●	MFC Restricted Share Units (RSU)
●	Deferred Share Units (DSU)
●	Performance Share Units (PSU)
●	US John Hancock Pension Plans
●	Employer phantom stock/phantom option interest (granted as compensation to employee, only employer can redeem interest and interest is non-transferrable)

To prevent any potential violations of the Code, you are strongly encouraged to request clarification for accounts that are in question from the Code of Ethics Administration Group INVDIVCodeofEthics@manulife.com.

College Savings Plans - 529s

You must report John Hancock affiliated 529 plans including both the Freedom 529 plan and any other 529 plans that can hold John Hancock Affiliated Funds. You are not required to report transactions or holdings in 529 Plans for which the Adviser or a control affiliate does not manage, distribute, market or underwrite the 529 Plan or the investments and strategies

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underlying the 529 Plan. If you have any questions about this requirement, please contact the Code of Ethics Administration Group or a member of the Office of the CCO.

401(k) and John Hancock Variable Products: John Hancock Affiliated Funds Reporting You must report your holdings and trades in a John Hancock Affiliated Funds. This includes voluntary trades in your John Hancock affiliated accounts such as your 401(k) and any external Brokerage Account.

To comply with this requirement, if you purchase a John Hancock variable product you must provide your contract or policy number to the Code of Ethics Administration Group and if you have a John Hancock 401(k), you must you must enter the Brokerage Account on Star Compliance.

Managed Accounts

Managed Accounts are considered fully managed if neither Access Person nor Household Family Member has no direct influence or control. Prior to the execution of Reportable Securities transactions in the Managed Account, you must obtain approval from the CCO (or designee). Once the Brokerage Account is approved as a Managed Account, in writing from the CCO (or designee) of the Adviser/Trust, the transactions do not need to be pre-cleared. Exemption requests which pose a conflict of interest for the CCO (or designee) will be escalated to the Ethics Oversight Committee for review and consideration.

You may request approval by disclosing the Brokerage Account in the automated compliance system, marking it as a Managed Account and by providing the appropriate evidence as described below. You are required to provide evidence that you or your Household Family Member has no direct or indirect influence or control including not being able to:

1)	Suggest that the trustee or third-party discretionary manager make any particular purchases or sales of Reportable Securities;
2)	Direct the trustee or third-party discretionary manager to make any particular purchases or sales of Reportable Securities; and
3)	Consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

You may also be asked to periodically attest to the status of the Managed Account(s) and provide electronic feeds or duplicate statements.

Preferred Brokerage Account Requirements

You must maintain your Brokerage Accounts at one of the preferred brokers approved by John Hancock. Upon designation as an Access Person, you have 45calendar days to (i) qualify any non-compliant Brokerage Account as an exempt account or (ii) transfer all assets to a preferred broker and close the non- compliant account. Please note that you are not required to move 401(k) accounts. Exceptions may be granted with the approval from the CCO, its designee, or the Code of Ethics Administration Group. Requests for exceptions to this policy

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must be submitted in writing to the Code of Ethics Administration Group. A list of the Preferred Brokers can be found in the Appendix.

Opening/Closing Accounts

You are required to report each transaction in any Reportable Security to the Code of Ethics Administration Group. To comply with this requirement, you:

●	Are required to notify the Code of Ethics Administration team within 10 days of opening or closing a Brokerage Account. In the case of a new Brokerage Account in which you have a beneficial interest, you must notify the Code of Ethics Administration Group before any trades are placed.
●	Are required by this Code and by the Insider Trading Policy to inform your broker-dealer that you are employed by a financial institution. Your broker- dealer is subject to certain rules designed to prevent favoritism toward your Brokerage Accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.
●	Must notify the broker-dealer if you are registered with the Financial Industry Regulatory Authority or are employed by John Hancock Investment Management Distributors, LLC or John Hancock Distributors, LLC.

Statements and Duplicate Confirmations of Trades

The Code of Ethics Administration Group may rely on information submitted by your broker as part of your reporting requirements under the Code. Upon notification of your Brokerage Account, the Code of Ethics Administration Group will notify the broker-dealer to have duplicate confirmations of any trade, as well as statements or other information concerning the Brokerage Account, sent to:

John Hancock Financial Services
Attention: General Funds Compliance
197 Clarendon Street, C-03-13
Boston, MA 02116

Personal Trading

Personal Trading is a privilege and must always come second to the fiduciary duty you owe to our clients. Below is a list of personal trading restrictions for all Access Persons.

All Access Persons must:

●	Disclose holdings in Reportable Securities (including John Hancock Affiliated Funds and John Hancock Variable Products)
●	Disclose Brokerage Accounts
●	Pre-clear applicable Reportable Securities transactions
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Personal Trading Restrictions for all Access Persons

All Access Persons are prohibited from:

●	Profiting from the purchase and sale of a John Hancock Affiliated Fund within 30 calendar days.
●	Engaging in speculative transactions involving MFC securities including: options, hedging or short sales involving securities issues by Manulife.
●	Transacting in securities that appear on the confidential John Hancock Restricted list (pre-clearance requests will be denied).
●	Transacting in Initial Public Offerings (IPOs), Private Placements, and Limited Offerings without obtaining proper pre-clearance approval.[6]
●	Transacting in securities while in possession of material nonpublic information including but not limited to: fund events, due diligence visits etc.

An Access Person who either directs 45 or more trades in a quarter or redeems shares of a John Hancock Affiliated Fund within 30 days of purchase, should expect additional scrutiny of his or her trades and he or she may be subject to limitations on the number of trades allowed during a given period.

Reporting and Pre-clearance

As an Access Person, you are required to report to the Code of Ethics Administration Group each transaction in any Reportable Security. You must ensure that all transactions (unless it is an Involuntary Issuer Transaction) and holdings in Reportable Securities are properly reflected in the requisite initial, quarterly and annual reporting certifications. To facilitate the reporting process, please ensure that you have properly disclosed your correct Brokerage Account information to the Code of Ethics Administration Group in the automated compliance system, including the disclosure of participation in the John Hancock 401(k) and Manulife GSOP.

The transaction and holding reporting requirement does not include John Hancock money market funds or any dividend reinvestment, payroll deduction, systematic investment/withdrawal and/or other program trades. Please note that different requirements apply to shares of John Hancock Affiliated Funds, including a 30-day holding period requirement.

As an Access Person, in addition to your reporting obligations, you have pre-clearance obligations for certain securities, depending on your Access Level group. Please see the appropriate access level below, for more detailed information.

6 Please note, Level 1 Access Persons and Registered Representatives are prohibited from purchasing IPOs.

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Level 1 Access Persons: Additional Personal Trading Restrictions and Disclosures Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 1 Access Persons

●	Pre-clear MFC Securities: You must pre-clear all transactions in MFC securities including stock, company issued options, securities such as debt, and sell transactions in the MFC Global Share Ownership Plan.
●	Pre-clear all of the following securities: You must pre-clear and receive approval prior to transactions in the following securities:
•	Stocks; including sell transactions of MFC Shares held in your Global Share Ownership Plan
•	Bonds;
•	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;
•	John Hancock Affiliated Funds;[7]
•	Closed-end funds (including John Hancock affiliated closed-end funds)
•	Options on securities, on indexes, and on currencies;
•	Swaps on securities, on indexes, and on currencies;
•	Limited partnerships;
•	Exchange traded funds and notes;
•	Domestic unit investment trusts;
•	Non-US unit investment trusts and Non-US mutual funds;
•	Private investment funds and hedge funds; and
•	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933;
•	Private Placements, limited offerings[8].
●	Ban on IPOs: You may not acquire securities in an IPO. You may not purchase any newly-issued Reportable Security until it is listed on a public exchange.
●	Seven Day Blackout: You are prohibited from buying or selling a Reportable Security within 7 calendar days before or after that Reportable Security is traded for a fund that the Person manages or for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that Reportable Security as determined by the Code of Ethics Administration Group.
●	Gifting Reportable Securities: If you gift or donate shares of a Reportable Security it is considered a sale and you must receive pre-clearance approval.
●	Inheriting Reportable Securities: If you inherit shares of a Reportable Security you

7 John Hancock Affiliated open ended mutual funds do not require pre-clearance, only reporting. However, there are certain holding period requirements. A list of John Hancock Affiliated Funds can be found on Star Compliance.

8 Level 1 Access Persons are banned from participation in IPOs.

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must notify the Code of Ethics Administration Group within 10 days.

●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.
●	60 Day Hold: You may not profit from the purchase and sale (or sale and purchase) of the same (or equivalent) Reportable Security (see note on John Hancock Affiliated Funds) within 60 calendar days, also known as a “Ban on Short Term Profits”.
o	Exclusion: pre-clearance requests in a Reportable Security with a market capitalization of $5 billion or more would, in most cases, not be subject to the 60 day hold and would be approved if they are appropriately pre-cleared.

Options requiring additional consideration are as follows:

Call Options

You can purchase a call option that is subject to pre-clearance only if the call option has an expiration of equal to or greater than 60 days from the date of purchase. You must either (i) hold the option for at least 60 days prior to sale or (ii) if exercised, must hold the option and the underlying Security of the option for a total of 60 days (i.e., the period during which the call option was held will count towards the 60 day holding period for the underlying Security).

You can sell (i.e. write) a call option that is subject to pre-clearance only if the underlying Security (in the corresponding quantity) has been held for at least 60 days (i.e. covered call). You can not engage in a subsequent purchase of a call option unless the conditions specified above are met.

Put Options

You can purchase a put option that is subject to pre-clearance only if the put option has a period to expiration of at least 60 days from the date of purchase and you hold the put option for at least 60 days. If you purchases a put option on a Security already owned (i.e. put hedge), the time the underlying Security has been held will count towards the 60 day holding period for the put.

You may not sell (i.e. write) a put option on a Security.

You may not use derivatives including futures, options on futures, or options or warrants on a Security to circumvent the restrictions of the Code. (i.e. you may not use derivative transactions with respect to a Security if the Code otherwise prohibits them from taking the same position directly in the underlying Security.)

●	Ownership Ban: Securities of Sub-advisers: you are prohibited from owning securities of any sub-adviser of a John Hancock Affiliated Fund.[9]

9 MFC securities are excluded from Level 1 & Level 2 sub-adviser ownership prohibition. The list of securities of sub-advisers can be found on the automated compliance system or upon request from the CCO.

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●	Must promptly disclose:
o	Ownership of Securities Under Consideration for John Hancock Affiliated Fund: Any direct or indirect beneficial interest in a Reportable Security that is under consideration for purchase or sale in a John Hancock Affiliated Fund.
o	Private Placement Conflicts: You must disclose holdings of any Reportable Securities purchased in a private placement when you participate in a decision to purchase or sell that same issuer’s securities for a John Hancock Affiliated Fund.
●	Restriction on Securities Under Active Consideration: You are prohibited from buying or selling a Reportable Security if the Reportable Security is being actively traded by a John Hancock Affiliated Fund.
o	Exceptions:
■	De Minimis Trading: pre-clearance requests for 500 shares or less of a particular Reportable Security within a market value of $25K or less, aggregated daily, would, in most cases, not be subject to the 7-day blackout period restrictions and the restriction on actively traded securities.
■	Market Cap Securities: pre-clearance requests in a Reportable Security with a market capitalization of $5B or more would not be subject to the blackout period restrictions and the restriction on actively traded securities.
●	Pre-clearance of Exchange Traded Funds/Exchange Traded Notes (ETF/ETN) and Options on Reportable Securities: you are required to pre-clear ETFs, ETNs and Options on Reportable Securities.
o	Exceptions to the pre-clearance requirement for ETF/ETN or options on Reportable Securities (provided it is not a John Hancock Affiliated Fund):
o	has an average market capitalization of $5 billion or more;
o	is based on a non-covered security;
o	or is based on a Broad-Based Index.
●	Prohibition on Investment Clubs , Good Until Canceled Orders, or Limit Orders: You may not participate in:
o	investment clubs,
o	“good until cancelled orders”, or
o	“limit orders” unless the limit orders are day orders that automatically expire at the end of the trading day and cancel any orders that have not been executed.

Investment Professionals Only

Level 1 Access Persons who are “Investment Professionals” (Analysts and Portfolio Managers) must disclose the following:

o	Ownership of 5% or Greater: 5% or greater interest in a company, John Hancock Affiliated Funds and its affiliates may not make any investment in that company;
o	Ownership of 1%or greater 1%orgreaterinterest in a company, you cannot
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participate in any decision by John Hancock Funds and its affiliates to buy or sell that company’s securities;
●	ANY other interest in a company, you cannot recommend or participate in a decision by John Hancock Affiliated Funds, and its affiliates to buy or sell that company’s securities unless your personal interest is fully disclosed at all stages of the investment decision.

In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other appropriate analyst) of the Affiliated Fund(s) or account or the appropriate Chief Investment Officer. Following the oral disclosure, you must send a written acknowledgement to the primary portfolio manager with a copy to the Code of Ethics Administration Group.

Level 2 Access Persons: Additional Personal Trading Restrictions and Disclosures Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 2 Access Persons:

●	Pre-clear MFC Securities: You must pre-clear all transactions in MFC securities including stock, company issued options, sell transactions in the MFC Global Share Ownership Plan, and any other securities such as debt.
●	Pre-clear the following securities: You must pre-clear and receive approval prior to transactions in the following securities:
•	Stocks; including sell transactions of MFC Shares held in your Global Share Ownership Plan
•	Bonds;
•	Government securities that are not direct obligations of the U.S. government, such as Fannie Mae, or municipal securities, in each case that mature in more than one year;
•	John Hancock Affiliated Funds;[10]
•	Closed-end funds (including John Hancock affiliated closed-end funds)
•	Options on securities, on indexes, and on currencies;
•	Swaps on securities, on indexes, and on currencies;
•	Limited partnerships;
•	Exchange traded funds and notes;
•	Domestic unit investment trusts;
•	Non-US unit investment trusts and Non-US mutual funds;
•	Private investment funds and hedge funds; and
•	Futures, investment contracts or any other instrument that is considered a “security” under the Securities Act of 1933;

10 John Hancock Affiliated open ended mutual funds do not require pre-clearance, only reporting. However, there are certain holding period requirements.

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•	IPOs[11], Private Placements, limited offerings.
●	Three Day Blackout Period: You are prohibited from knowingly buying or selling a Reportable Security within three calendar days before and after that Reportable Security is traded for a John Hancock Affiliated Fund unless no conflict of interest exists in relation to that Reportable Security as determined by the Code of Ethics Administration Group.
●	Gifting Reportable Securities: If you gift or donate shares of a Reportable Security the transaction is considered a sale and you must receive pre-clearance approval.
●	Inheriting Reportable Securities: If you inherit shares of a Reportable Security you must notify the Code of Ethics Administration Group within 10 days.
●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.
●	60 Day Hold: You may not profit from the purchase and sale (or sale and purchase) of the same (or equivalent) Reportable Security within 60 calendar days, also known as a “Ban on Short Term Profits”.
o	Exclusion: pre-clearance requests in a Reportable Security with a market capitalization of $5 billion or more would, in most cases, not be subject to the Ban on Short Term Profits, and would be approved if they are appropriately pre-cleared.
●	Ownership Ban: Securities of Sub-advisers: you are prohibited from owning securities of any sub-adviser of a John Hancock Affiliated Fund.[12]
●	Restriction on Securities Under Active Consideration: You are prohibited from buying or selling a Reportable Security if the security is being actively traded by a John Hancock Affiliated Fund.
o	Exceptions:
■	De Minimis Trading: pre-clearance requests for 500 shares or less of a particular Reportable Security within a market value of $25K or less, aggregated daily, would, in most cases, not be subject to the 7-day blackout period restrictions and the restriction on actively traded securities.
■	Market Cap Securities: pre-clearance requests in a Reportable Security with a market capitalization of $5B or more would not be subject to the blackout period restrictions and the restriction on actively traded securities.
●	Pre-clearance of Exchange Traded Funds/Exchange Traded Notes (ETF/ETN) and Options on Reportable Securities: you are required to pre-clear ETFs, ETNs and Options on Reportable Securities.
o	Exceptions to the pre-clearance requirement for ETF/ETN or options on Reportable Securities (provided it is not a John Hancock Affiliated Fund):
■	has an average market capitalization of $5 billion or more;

11 Level 1 Access Persons are banned from participation in IPOs.

12 MFC securities are excluded from Level 1 &Level 2 sub-adviser ownership prohibition. The list of securities of sub-advisers can be found on the automated compliance system or upon request from the CCO.

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■	is based on a non-covered security;
■	or is based on a Broad-Based Index.
●	Prohibition on Investment Clubs, Good Until Canceled Orders, or Limit Orders: You may not participate in:
o	investment clubs,
o	“good until cancelled orders”, or
o	“limit orders” unless the limit orders are day orders that automatically expire at the end of the trading day and cancel any orders that have not been executed.

Level 3 Access Persons: Additional Personal Trading Restrictions and Disclosures Please note, there are additional restrictions that apply to all Access Persons listed in the section entitled, “Personal Trading Restrictions for All Access Persons”.

Level 3 Access Persons:

●	Pre-clear transactions in:
o	closed-end funds and exchange traded funds advised by a John Hancock Adviser
o	transactions in IPOs
o	private placements and limited offerings.
●	Gift or Donation of Reportable Securities: You must obtain pre-clearance approval prior to gifting or donating any Reportable Securities transactions that would require pre-clearance.
●	Inheritance of Reportable Securities: If you inherit shares of a Reportable Security you must notify the Code of Ethics Administration Group within 10 days.
●	30 Day Hold John Hancock Affiliated Funds: You cannot profit from the purchase and sale of a John Hancock Affiliated Funds within 30 calendar days.

An Access level 3 Person is not required to pre-clear other trades. However, please keep in mind that an Access level 3 Person is required to report Reportable Securities transactions after every trade (even those that are not required to be pre-cleared) by requiring your broker to submit duplicate confirmation statements or electronic feeds to the Code of Ethics Administration Group. You must also ensure that all transactions in Reportable Securities are properly reported on your quarterly transaction/annual holdings certification.

Pre-clearance Process

You may request a trade pre-clearance through the automated compliance system, Star Compliance.

Please note that:

●	You may not trade until clearance approval is received.
●	Clearance approval is valid only for the date granted (i.e. the pre-clearance requested date and the trade date should be the same).
●	A separate procedure should be followed for requesting pre-clearance of
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an IPO, a private placement, or a limited offering in StarCompliance.

Certain transactions in securities that would normally require pre-clearance are exempt from the pre-clearance requirement in the following situations: (1) shares are being purchased as part of an Automatic Investment Plan; (2) shares are being purchased as part of a dividend reinvestment plan; or (3) transactions are being made in a Managed/discretionary account, an account over which you have designated a third party as having sole discretion to trade (you must have approval from the CCO (or designee) to establish a discretionary account).

Reporting and Certification Requirements

Reporting

All Access Persons, regardless of their level, must complete and submit reports and certifications to compliance using Star Compliance, the automated compliance system, in an accurate and timely manner as described below.

Reporting Upon Designation

Within 10 calendar days after designation as an Access Person, you must complete and submit to compliance using Star Compliance:

●	Initial Holdings Report: A report of all Brokerage Accounts (please see the definition section) that hold or have the ability to hold any Reportable Securities and all Reportable Securities holdings current as of the date you became an Access Person.
●	Initial Certification of Compliance: Certify to your understanding of the Code of Ethics.
●	Initial Training: Certify that you have attended a training on the Code of Ethics Policy.

Quarterly Reporting

Within 30 calendar days after the end of each calendar quarter, you must complete and submit to compliance using Star Compliance:

●	Quarterly Certification: a report of all Brokerage Accounts and all transactions in Reportable Securities (including transactions in John Hancock Affiliated Funds, including sell transactions in your Global Share Ownership Plan (GSOP) and voluntary transactions, such as fund exchanges, in your John Hancock 401(k)).
●	Managed Account Certification: A certification of related to your Managed Accounts (only if applicable).

Additional transaction notes:

●	All transactions in John Hancock Affiliated Funds and Variable Products must be reported.
●	Only sell transactions of MFC stock in your Global Share Ownership Plan (GSOP) need to be reported.
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●	Only voluntary transactions, such as fund exchanges, need to be reported for transactions in your John Hancock 401(k) Savings account.

For each Brokerage Account you must certify that the following information is captured accurately:

●	Account number
●	Brokerage Firm

For each transaction required to be reported you must certify the following information was captured accurately:

●	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;
●	the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);
●	the price at which the transaction was effected;
●	the name of the broker, dealer or bank with or through which the transaction was effected.

Annual Reporting

At a date designated by the Code of Ethics Administration Group, at least annually (or additionally when the Code has been materially changed), you must complete and submit to compliance:

●	Annual Holdings Report: disclosing all of your Brokerage Accounts that hold or can hold any Reportable Securities and all holdings in Reportable Securities, current as of a date not more than 45 days before the report is submitted.
o	John Hancock Affiliated Funds & Variable Products holdings must be reported, regardless of where they are held.
o	Global Share Ownership holdings of Manulife Financial Corporation, Inc. (MFC) stock must be reported.
●	Annual (or additionally when the Code has been materially changed) Certification of Code of Ethics: acknowledging that you have received, read, and complied with the requirements of the Code of Ethics.

Ad Hoc Reporting

Throughout the year you must complete and submit to compliance:

●	Brokerage Account Changes: You are required to promptly notify (within 10 days) Compliance of any applicable account changes.
●	Changes to the Code of Ethics: You are required to complete an additional certification of compliance stating that you read, received and understood material changes to the Code of Ethics.
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Administration and Enforcement

Administration of the Code

Sub-adviser Compliance

A sub-adviser to a John Hancock Affiliated Fund has a number of Code of Ethics responsibilities:

●	The sub-adviser must have adopted their own code of ethics in accordance with Rule 204A-1(b) under the Advisers Act which has been approved by the Board of Trustees;
●	On a quarterly basis, each sub-adviser certifies compliance with their Code of Ethics or reports material violations if such have occurred; and
●	Each sub-advisor must report quarterly to the CCO (or designee), any material changes to its Code of Ethics.

Adoption and Approval

The Board of a John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members, must approve the Code of Ethics of the Fund’s adviser, sub-adviser or principal underwriter (if an affiliate of the underwriter serves as a Board member or officer of the Fund or the adviser) before initially retaining its services.

Each material change to a Code of Eth ics of a sub-adviser to a fund must be approved by the Board of the John Hancock Affiliated Fund, including a majority of the Fund’s Independent Board Members, no later than six months after adoption of the material change.

The Board may only approve the Code if they determine that the Code:

●	Contains provisions reasonably necessary to prevent the sub adviser’s Access Persons (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from engaging in any conduct prohibited by Rule 17j-1 and 204A-1;
●	Requires the sub-adviser’s Access Persons to make reports to at least the extent required in Rule 17j-1(d) and Rule 204A-1(b);
●	Requires the sub-adviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3) and Rule 204 A- 1(a)(3));
●	Provides for notification of the sub-adviser’s Access Persons in accordance with Rule 17j-1(d)(4) and Rule 204A-1(a)(5);
●	Requires the sub-adviser’s Access Persons who are Investment Personnel to obtain the pre- clearances required by Rule 17j-1(e); and
●	Requires the sub-adviser’s Access Persons to obtain the pre-clearances required by Rule 204A- 1(c).

The CCO of the John Hancock Affiliated Funds oversees each of the fund’s sub-adviser to ensure compliance with each of the provisions included in this section.

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Sub-adviser Reporting & Recordkeeping Requirements

Each sub-adviser must complete an annual Code of Ethics questionnaire and certification as to their compliance under Rule 17j-1 and summary of any violation to the relevant John Hancock Adviser, whom present summaries to the Board of Trustees annually during their 2nd quarter meeting (which is typically held in June).

Reporting to the Board

No less frequently than annually, the Office of the CCO will furnish to the Board of Trustees a written report that:

●	describes issues that arose during the previous year under the Code of Ethics or the related procedures, including, but not limited to, information about material Code or procedure violations, as well as any sanctions imposed in response to the material violations, and
●	certifies that each entity, including the sub-advisers have adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics,
●	Any material changes to the Code are presented to the Trustees within six months for their approval.

The CCO of the John Hancock Affiliated Funds oversees each of the fund’s sub-adviser to ensure compliance with each of the provisions included in this section.

Reporting Violations

If you know of any violation of the Code, you have a responsibility to promptly report it to the CCO of your company. You should also report any deviations from the controls and procedures that safeguard John Hancock and the assets of our clients.

Since we cannot anticipate every situation that will arise, it is important that we have a way to approach questions and concerns. Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

Speak to your manager, a member of the Human Resources Department or Legal Department or your divisional compliance officer if you have:

●	a doubt about a particular situation;
●	a question or concern about a business practice; or
●	a question about potential conflicts of interest

You may report suspected or potential illegal or unethical behavior without fear of retaliation. John Hancock does not permit retaliation of any kind for good faith reports of illegal or unethical behavior. Concerns about potential or suspected illegal or unethical behavior should be referred to a member of the Human Resources or Legal Department. John Hancock relies on the Manulife Code of Business Conduct which advises that unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be reported by

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calling a confidential toll-free Ethics Hotline at 1-866-294-9534 or at www.ManulifeEthics.com.

Exemptions & Appeals

Exemptions: to the Code may be granted by the CCO (or designee) where supported by applicable facts and circumstances. If you believe that you have a situation that warrants an exemption to any of the rules and restrictions of this Code you need to submit a written request to the CCO (or designee). All requests will be reviewed on a case by case basis. The CCO (or designee) will provide a written response detailing its decision once the review has been completed.

Exemption requests which pose a conflict of interest for the CCO will be escalated to the Ethics Oversight Committee for review and consideration.

Appeals: If you believe that your request has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give the CCO (or designee) of the Adviser/Trust a written explanation of your reasons for appeal within 30 days of the date that you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Code of Ethics Administration Group may arrange for Ethics Oversight Committee or other parties to be part of the review process.

Interpretation and Enforcement

The Code cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients and fund investors. You should be responsive to the spirit and intent of the Code as well as its specific provisions.

When any doubt exists regarding any Code provision or whether a conflict of interest with clients or fund investors might exist, you should discuss the situation in advance with the CCO (or designee) of your company. The Code is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety.

The CCO has general administrative responsibility for the Code as it applies to the covered employees; an appropriate member of the Code of Ethics Administration Group will administer procedures to review personal trading activity. The Code of Ethics Administration Group also regularly reviews the forms and reports it receives. If these reviews uncover information that is incomplete, questionable, or potentially in violation of the rules in this document, the Code of Ethics Administration Group will investigate the matter and may contact you.

The Board of the John Hancock Affiliated Funds approve material amendments to the Code and authorize sanctions imposed on Access Persons of the Funds. Accordingly, the Code of Ethics Administration Group will refer violations to the CCO of the Trust/Adviser (or

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designee) for further review and action, including determination if the matter should be presented to the Ethics Oversight Committee and/or the Board of Trustees for recommended action.

The following factors will be considered when determining a fine or other disciplinary action:

●	the person’s position and function (senior personnel may be held to a higher standard);
●	the amount of the trade;
●	whether the John Hancock Affiliated Funds hold the security and were trading the same day;
●	whether the violation was by a family member;
●	whether the person has had a prior violation and which policy was involved; and
●	whether the employee self-reported the violation.

John Hancock takes all rule violations seriously and, at least once a year, provides the Board of the John Hancock Affiliated Funds with a summary of all material violations and sanctions, significant conflicts of interest and other related issues for their review. Sanctions for violations could include (but are not limited to) fines, disgorgement, limitations on personal trading activity, suspension or termination of the Covered Person’s position with John Hancock and/or a report to the appropriate regulatory authority.

You should be aware that other Securities Laws and regulations not addressed by the Code may also apply to you, depending on your role at John Hancock.

The CCO of the Adviser/Trust (or designee) and the Ethics Oversight Committee retain the discretion to interpret the Code’s provisions and to decide how they apply to any given situation.

Education of Employees

This Code constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940. T he Code of Ethics Administration Group will provide a copy of the Code (and any amendments) to each person subject to the Code. The Code of Ethics Administration Group in coordination with the CCO or designee will also administer initial and annual training to employees on the principles and procedures of the Code and other related policies.

Recordkeeping

The Code of Ethics Administration Group will maintain a:

●	Copy of the current Code for John Hancock and a copy of each Code of Ethics in effect at any time within the past five years.
●	Record of any violation of the Code, and of any action taken as a result of the violation, for six years.
●	Copy of each report made by an Access Person under the Code, for six years (the
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first two years in a readily accessible place).
●	Record of all persons, currently or within the past five years, who are or were, required to make reports under the Code. This record will also indicate who was responsible for reviewing these reports.
●	Record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Level IPersons ofIPOsor private placement securities, for six years.
●	Record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of the John Hancock Advisers IPOs or private placement securities, for six years.

Other Important Policies

The John Hancock Affiliated Funds have additional policies or may rely on certain MFC policies. Summary excerpts of such policies are listed below please review each full policy for additional details.

MFC Code of Business Conduct & Ethics (All Covered Employees)

The MFC Code of Business Conduct and Ethics (the MFC Code) provides standards for ethical behavior when representing the Company and when dealing with employees, field representatives, customers, investors, external suppliers, competitors, government authorities and the public.

The MFC Code applies to directors, officers and employees of MFC, its subsidiaries and controlled affiliates. Sales representatives and third-party business associates are also expected to abide by all applicable provisions of the MFC Code and adhere to the principles and values set out in the MFC Code when representing Manulife to the public or performing services for, or on behalf of, Manulife.

Other important issues in the MFC Code include:

●	MFC values;
●	Ethics in workplace;
●	Ethics in business relationships;
●	Conflicts of Interest;
●	Handling information;
●	Receiving or giving of gifts, entertainment or favors;
●	Misuse or misrepresentation of your corporate position;
●	Disclosure of confidential or proprietary information;
●	Disclosure of outside business activities;
●	Antitrust activities; and
●	Political campaign contributions and expenditures relating to public officials.

John Hancock Conflicts of Interest Policy (All Covered Employees) Conflicts of Interest are both inherent to the investment advisory business and also exist as a result of our unique organizational structure. The Conflicts of Interest Policy governs

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organizational/Adviser conflicts, rather than personal conflicts (such as outside business activities or gifts and entertainment). Our fiduciary obligation as an adviser to the Funds requires us to effectively disclose and/or manage these conflicts, which we do today through various documents and controls, and ultimately to act in the best interest of our clients and the Fund shareholders.

John Hancock Gift & Entertainment Policy (All Covered Employees)

You are subject to the Gift and Entertainment Policy for the John Hancock Advisers which is designed to prevent the appearance of an impropriety, potential conflict of interest or improper payment.

The Gift & Entertainment Policy covers many issues relating to giving and accepting of gifts and entertainment when dealing with business partners, such as:

●	Gift & Business Entertainment Limits
●	Restrictions on Gifts & Entertainment
●	Reporting of Gifts & Entertainment

John Hancock Insider Trading Policy (All Covered Employees)

The antifraud provisions of the federal Securities Laws generally prohibit persons with material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Access Level I Persons are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all persons covered under this code and extend to activities both related and unrelated to your job duties.

The John Hancock Insider Trading Policy (the Insider Trading Policy) covers a number of important issues, such as:

●	Possession, misuse and access to material nonpublic information

John Hancock Pay to Play Rule on Political Contributions (All Covered Associates)

The Pay to Play rule restricts Investment Advisers and certain employees who fall within the definition of Covered Associates from making contributions to elected officials (including incumbents, candidates, or successful candidates for an elective office of a government entity) who may be able to influence the selection of the investment adviser to manage the assets of government entities (any state or political subdivision of a state). The rule has three primary elements:

●	A two-year prohibition on an adviser’s providing compensated investment advisory services to a government entity after a contribution has been made by the adviser or one of its covered associates;
●	A prohibition on the use of third-party solicitors who are not themselves regulated persons subject to pay-to-play restrictions on political contributions; and
●	A prohibition on bundling and other efforts by advisers to solicit political contributions to certain officials of a government entity to which the adviser is
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seeking to provide services.

Sanctions for violating the rule include a prohibition from receiving compensation for providing advisory services to a fund in which such government entity’s participant-directed plan or program invests for two years thereafter, otherwise known as a “time-out” period.

John Hancock Whistleblower Policy (All Covered Employees)

The Committees of the mutual funds’ Board of Trustees investigate improprieties or suspected improprieties in the operations of the Funds and has established procedures for the confidential, anonymous submission by employees of John Hancock Investment Management, LLC and John Hancock Variable Trust Advisers, LLC. (collectively the “Advisers”) or any other provider of services to the Funds or Advisers of complaints regarding accounting, internal accounting controls, auditing matters or violations of the Securities Laws. The objective of this policy is to provide a mechanism by which complaints and concerns regarding accounting, internal accounting controls, auditing matters or violations of Securities Laws may be raised and addressed without the fear or threat of retaliation. The funds desire and expect that the employees and officers of the Advisers, or any other service provider to the funds will report any complaints or concerns they may have regarding accounting, internal accounting controls or auditing matters.

Persons may submit complaints or concerns to the attention of funds’ CCO (or designee) by sending a letter or other writing to the funds’ principal executive offices, by telephone call to or an email to the Ethics Hotline, Ethics Hotline can be reached at 1-866-294-9534, or through the Ethics point website at www.manulifeethics.com. The Ethics Hotline and Ethics point website are operated by an independent third party, which maintains the anonymity of all complaints.

Complaints and concerns may be made anonymously to the funds’ CCO (or designee) or the respective Committee’s Chairperson. Furthermore, nothing in this policy prohibits reporting possible violations of applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation.

Policy and Procedures Regarding Disclosure of Portfolio Holdings (All Covered Employees)

It is our policy not to disclose nonpublic information regarding Fund portfolio holdings except in the limited circumstances noted in this Policy. You can only provide nonpublic information regarding portfolio holdings to any person, including affiliated persons, on a “need to know” basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available and you must have a legitimate business purpose for disclosing the information in this manner). We consider nonpublic information regarding Fund portfolio holdings to be confidential and the intent of the policy and procedures is to guard against selective disclosure of such information

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in a manner that would not be in the best interest of Fund shareholders.

Additional Policies Outside the Code (All Covered Employees)

●	Policy Regarding Dissemination of Mutual Fund Portfolio Information
●	Manulife Financial Corporation Anti-Fraud Policy
●	John Hancock Anti-Money Laundering (AML) and Anti-Terrorist Financing (ATF) Program
●	Conflict of Interest Rules for Directors and Officers
●	John Hancock Non-Cash Compensation Policy
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Appendix

Definitions

Access Person:

You are an “Access Person” if you are a “Supervised Person” who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any John Hancock Affiliated Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic Investment Plan:

Means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership:

Means the opportunity, directly or indirectly, to profit or share in any profit (for loss) derived from a Reportable Securities transaction. This includes Reportable Securities held by an Access Person’s Household Family Member and Covered Securities held through certain family trusts, family custodial accounts, entities controlled by the Access Person, portfolios from which the Supervised Person may receive a performance fee, and other circumstances in which the Access Person may profit, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, from transactions in the respective Reportable Securities, as defined further in Rule 16a-1 (a) (2) of the Securities Exchange Act of 1934.

Broad-Based Index:

For the purposed of this Code a Broad-Based Index will include the following:

●	the S&P 100, S&P Midcap 400, S&P 500, FTSE 100, and Nikkei 225;
●	Direct obligations of the U.S. Government (e.g., treasury securities)
●	Indirect obligations of the U.S. Government with a maturity of less than 1 year (GNMA)
●	Commodities;
●	Foreign currency

Brokerage Account:

Any of your accounts:

●	Which have the capability to hold Reportable Securities;
●	Accounts of your spouse, Significant Other, minor children or family members sharing your household (together, “Household Members”);
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●	Accounts in which you or your Household Members have a Beneficial Ownership;
●	Accounts over which you have discretion, give advice or information or have Power of Attorney (POA).

Covered Person:

Includes all “Access Persons” as defined under Securities and Exchange Commission (SEC) Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and “Supervised Persons” as defined under SEC Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Household Family Member:

An Access Person’s spouse, Significant Other, minor children, or other family member who also shares the same household as the Access Person.

Investment Professionals:

Means a Supervised Person who are either Portfolio Managers, Analysts, and Traders.

Involuntary Issuer Transaction:

Transaction where the account owner has not determined the timing as to when the purchase or sale transaction will occur or the amount of shares purchased or sold, i.e. making changes to existing positions or asset allocations within the John Hancock retirement plans, buying or selling shares of a Reportable Security, etc.

Involuntary Issuer Transactions include:

●	transactions which result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.); or
●	automatic dividend reinvestment and stock purchase plan acquisitions.

Please note: any transaction that overrides the pre-set schedule or allocations must be included in a quarterly transaction report.

John Hancock Affiliated Fund:

For the purposes of this Code, a John Hancock Affiliated Fund shall include both:

●	a “John Hancock Mutual Fund” (i.e., a 1940 Act mutual fund that is advised or sub-advised by a John Hancock Adviser or by another Manulife entity); or
●	“John Hancock Variable Product” (i.e., contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust).
●	Any other financial product or security advised or sub-advised by a John Hancock Adviser or John Hancock Insurance or another Manulife entity.

The definition for John Hancock Affiliated Fund does not include John Hancock money market funds. A list of John Hancock Affiliated Funds can be found on StarCompliance.

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John Hancock Variable Products:

Contracts funded by insurance company separate accounts that use one or more portfolios of John Hancock Variable Insurance Trust.

Managed Account:

Any account over which neither you nor a Household Family Member has direct or indirect influence or control and cannot a) suggest purchases or sales of investments to the trustee or third-party discretionary manager; b) direct purchases or sales of investments; or c) consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

Private Placements:

Securities exempt from SEC registration under section 4(2), section 4(6) and/or rules 504–506 under the Securities Act.

Reportable Securities:

Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing, except it should not include:

(i) Direct obligations of the Government of the United States;

(ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii) Shares issued by money market funds;

(iv) Shares issued by open-end funds other than reportable funds; and

(v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

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Please note: Reportable Securities includes both John Hancock Affiliated Funds and John Hancock Variable Products.

Securities Laws:

Means the Securities Act of 1933, as amended (the“Securities Act”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

Significant Others:

Two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.

Supervised Person:

Is defined by the Advisers Act to mean a partner, officer, director (or other person occupying a similar status or performing similar functions) or employee, as well as any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control. However, in reliance on the Prudential no-action letter, John Hancock does not treat as a “Supervised Employee” any of its “non-advisory personnel”, as defined below.

In reliance on the Prudential no-action letter, John Hancock treats as an “Advisory Person” any “Supervised Employee” who is involved, directly, or indirectly, in John Hancock Financial Services investment advisory activities, as well as any “Supervised Employee” who is an Access Person. John Hancock treats as “non-advisory personnel”, and does not treat as a Supervised Person, those individuals who have no involvement, directly or indirectly, in John Hancock investment advisory activities, and who are not Access Persons.

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Preferred Brokers List

Preferred Brokers List While employed by John Hancock, you must maintain your Brokerage Accounts at one of the preferred brokers approved by John Hancock. The following are the preferred brokers:

Ameriprise	Sanders Morris Harris
Bank of Oklahoma	Scottrade
Bank of Texas	Stifel
Barclays Wealth Management	TD Ameritrade
Brave Warrior Advisors	T. Rowe Price
Charles Schwab	Thompson Davis & Co.
Chase Investment Services	UBS
Citigroup	US Trust
Constellation Wealth Management	Vanguard
Credit Suisse	Robert W. Baird & Co.
DB Alex Brown
Edward Jones
E*Trade
Fidelity
First Republic
Goldman Sachs Wealth Management
HSBC Private Bank
Interactive Brokers
JB Were
JP Morgan Private Bank
JP Morgan Securities
Lincoln Financial
Merrill Lynch & Bank of America
Morgan Stanley Private Wealth
Morgan Stanley Smith Barney
Northern Trust
Northern Trust Institutional
Oppenheimer & Co.
OptionsXpress
Pershing Advisor Solutions
Piper Jaffray
Raymond James
Revolution Capital
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Compliance Contacts

Entity	Chief Compliance Officer
John Hancock Investment Management, LLC	Trevor Swanberg – 617-572-4398
John Hancock Variable Trust Advisers, LLC	Trevor Swanberg
Each open-end and closed-end fund advised by a John Hancock Adviser	Trevor Swanberg
John Hancock Investment Management Distributors, LLC	Michael Mahoney - 617-663-3021
John Hancock Distributors, LLC	Michael Mahoney

Code of Ethics Contacts	E-mail
Code of Ethics Administration Group	INVDIVCodeofEthics@manulife.com
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John Hancock Variable Insurance
Trust John Hancock Funds

John Hancock Funds II

John Hancock Exchange-traded Fund Trust

Sarbanes-Oxley Code of Ethics

for

Principal Executive, Principal Financial Officer & Treasurer

I.	Covered Officers/Purpose of the Code

This code of ethics (this “Code”) for John Hancock Variable Insurance Trust, John Hancock Funds1, and John Hancock Funds II, John Hancock Exchange-Traded Fund Trust and, each a registered management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), which may issue shares in separate and distinct series (each investment company and series thereunder to be hereinafter referred to as a “Fund”), applies to each Fund’s Principal Executive Officer (“President”), Principal Financial Officer (“Chief Financial Officer”) and Treasurer (“Treasurer”) (the “Covered Officers” as set forth in Exhibit A) for the purpose of promoting:

➢	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

➢	full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

➢	compliance with applicable laws and governmental rules and regulations;

➢	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

➢	accountability for adherence to the Code.

1 John Hancock Funds includes the following trusts: John Hancock Financial Opportunities Fund; John Hancock Bond Trust; John Hancock California Tax-Free Income Fund; John Hancock Capital Series; John Hancock Funds III; John Hancock Income Securities Trust; John Hancock Investment Trust; John Hancock Investment Trust II; John Hancock Investors Trust; John Hancock Municipal Securities Trust; John Hancock Premium Dividend Fund ; John Hancock Preferred Income Fund; John Hancock Preferred Income Fund II; John Hancock Preferred Income Fund III; John Hancock Sovereign Bond Fund; John Hancock Strategic Series; John Hancock Tax-Advantaged Dividend Income Fund; John Hancock Tax-Advantaged Global Shareholder Yield Fund; John Hancock Hedged Equity and Income Fund; and John Hancock Collateral Trust.

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Each of the Covered Officers should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.        Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest Overview

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund. Certain conflicts of interest arise out of the relationships between the Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund. Each of the Covered Officers is an officer or employee of the investment adviser or a service provider (“Service Provider”) to the Fund. The Fund’s, the investment adviser’s and the Service Provider’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser and the Service Provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the Service Provider), be involved in establishing policies and implementing decisions which will have different effects on the investment adviser, the Service Provider and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if such participation is performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, it will be deemed to have been handled ethically. In addition, it is recognized by the Fund’s Board of Trustees/Directors (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by other Codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but the Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

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Each Covered Officer must:

➢	not use his/her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

➢	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Fund; and

➢	not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Additionally, conflicts of interest may arise in other situations, the propriety of which may be discussed, if material, with the Fund’s Chief Compliance Officer (“CCO”). Examples of these include:

➢	serve as a director/trustee on the board of any public or private company;

➢	the receipt of any non-nominal gifts;

➢	the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety (or other formulation as the Fund already uses in another code of conduct);

➢	any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, any sub-adviser, principal underwriter, administrator or any affiliated person thereof; and

➢	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure & Compliance
➢	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

➢	Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s directors and auditors, and to governmental regulators and self-regulatory organizations;
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➢	Each Covered Officer should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Fund and the Fund’s adviser or any sub-adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

➢	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting & Accountability

Each Covered Officer must:

➢	upon adoption of the Code (or thereafter as applicable, upon becoming an Covered Officer), affirm in writing to the Fund’s CCO that he/she has received, read, and understands the Code;

➢	annually thereafter affirm to the Fund’s CCO that he/she has complied with the requirements of the Code;

➢	not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;

➢	notify the Fund’s CCO promptly if he/she knows of any violation of this Code (Note: failure to do so is itself a violation of this Code); and

➢	report at least annually any change in his/her affiliations from the prior year.

The Fund’s CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Fund’s Board or the Compliance Committee thereof (the “Committee”).

The Fund will follow these procedures in investigating and enforcing this Code:

➢	the Fund’s CCO will take all appropriate action to investigate any potential violations reported to him/her;

➢	if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;

➢	any matter that the CCO believes is a violation will be reported to the Board or, if applicable, Compliance Committee;

➢	if the Board or, if applicable, Compliance Committee concurs that a violation has occurred, the Board, either upon its determination of a violation or upon
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recommendation of the Compliance Committee, if applicable, will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or the investment adviser or its board; or a recommendation to dismiss the Registrant’s Executive Officer;

➢	the Board, or if applicable the Compliance Committee, will be responsible for granting waivers, as appropriate; and

➢	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies & Procedures

This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund’s adviser, any sub-adviser, principal underwriter or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund’s and its investment adviser’s codes of ethics under Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act, respectively, are separate requirements applying to the Covered Officers and others and are not part of this Code.

VI.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Fund’s Board, including a majority of independent directors.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund’s Board and its counsel, the investment adviser and the relevant Service Providers.

VIII.	Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

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Exhibit A

Persons Covered by this Code of Ethics
(As of December 31, 2020)

John Hancock Variable Insurance Trust

➢	Principal Executive Officer and President – Andrew Arnott
➢	Principal Financial Officer and Chief Financial Officer – Charles Rizzo
➢	Treasurer – Salvatore Schiavone

John Hancock Funds

➢	Principal Executive Officer and President – Andrew Arnott
➢	Principal Financial Officer and Chief Financial Officer – Charles Rizzo
➢	Treasurer – Salvatore Schiavone

John Hancock Funds II

➢	Principal Executive Officer and President – Andrew Arnott
➢	Principal Financial Officer and Chief Financial Officer – Charles Rizzo
➢	Treasurer – Salvatore Schiavone

John Hancock Exchange-Traded Trust

➢	Principal Executive Officer and President – Andrew Arnott
➢	Principal Financial Officer and Chief Financial Officer – Charles Rizzo
➢	Treasurer – Salvatore Schiavone
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